Exhibit 99.1

NEWS RELEASE

Contact: Michele Long Senior Director - Communications Phone (610) 251-1000 mmlong@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations and Controller Phone (610) 251-1000 tquigley@triumphgroup.com

TRIUMPH GROUP REPORTS FOURTH QUARTER FISCAL 2021 RESULTS

Positive Free Cash Flow in the Quarter

BERWYN, Pa. – May 20, 2021 – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its fourth quarter and full fiscal year 2021, which ended March 31, 2021.

Fiscal 2021 Highlights

•	Delivered positive free cash flow in second half of year as domestic COVID-19 recovery advances
•	Achieved third consecutive quarter of sequential growth in Systems and Support revenue and margins
•	Continued to successfully execute portfolio strategy to position Triumph for success in the post-COVID landscape
•

Exited the G650 and G280 structures programs and announced the divestiture of three Aerostructure sites: Milledgeville, Georgia; Rayong, Thailand; and Red Oak, Texas. Completed 19 divestitures since 2016

•	Contract wins included systems and MRO content on military helicopters and engines as well as the renegotiation and extension of several of its largest commercial transport contracts with Boeing
•

Strengthened balance sheet and enhanced liquidity following issuance of new $700 million bond offering and at-the-market equity raise of approximately $150 million with the issuance of 9.2 million shares

Fourth Quarter Fiscal 2021

•	Net sales of $466.8 million
•	Operating loss of $46.2 million with operating margin of (10%); adjusted operating income of $32.9 million with adjusted operating margin of 7%
•	Net loss of $73.5 million, or ($1.27) per share; adjusted net income of $5.7 million, or $0.10 per diluted share
•	Cash flow provided by operations of $22.8 million; free cash flow of $16.6 million

Full-Year Fiscal 2021

•	Net sales of $1.9 billion
•	Operating loss of $326.2 million with operating margin of (17%); adjusted operating income of $107.8 million with adjusted operating margin of 6%
•	Net loss of $450.9 million, or ($8.55) per share; adjusted net loss of $1.6 million, or ($0.03) per share
•	Cash flow used in operations of $173.1 million; free cash use of $198.3 million

“As the pandemic recovery progressed, we generated cash for the second consecutive quarter demonstrating strong management of working capital, improving margins from our core operations due to increased efficiencies and the benefits of robust cost reduction actions,” stated Daniel J. Crowley, Triumph’s chairman, president and chief executive officer.  “Profitability on an adjusted basis improved sequentially in the quarter, showing measurable recovery towards pre-COVID levels across both business units. As Triumph accelerates our organic growth, we remain committed to conserving cash and partnering with our customers to deliver value to all our stakeholders.”

Mr. Crowley continued, “For the third consecutive quarter, we increased revenues in our core Systems & Support business driven by higher military volumes and continued aftermarket recovery. Consolidated organic revenue in the quarter decreased compared to the prior year period due to the exit from and expected declines in certain Aerospace Structures programs as part of our portfolio transformation, as well as the ongoing impact of the COVID-19 pandemic.  We continued to hit our transformation milestones and completed the sale of our Composites and Military structures operations earlier this month.  Furthermore, our at-the-market equity raise in the fourth quarter bolstered our liquidity position and provides additional capital to support growth.”

Fourth Quarter Fiscal Year 2021 Overview

After accounting for the impact of the divestitures, sales for the fourth quarter of fiscal year 2021 were down 29% organically from the comparable prior year period.  The consolidated decline was driven by planned reductions on sunsetting and transitioned programs, impacts of the COVID-19 pandemic and resulting production rate decreases primarily on commercial programs, partially offset by increases in military programs.

Fourth quarter operating loss of $46.2 million included $58.7 million loss on held for sale assets and $20.5 million of restructuring costs associated with reduction in force.  Net loss for the fourth quarter of fiscal year 2021 was $73.5 million, or ($1.27) per share.  On an adjusted basis, net income was $5.7 million, or $0.10 per share.

Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(73.0)	$(73.5)	$(1.27)
Loss on sale of assets and businesses, net	58.7	58.7	1.00
Transformation related costs:
Restructuring costs	20.5	20.5	0.35
Adjusted Income from Continuing Operations - non-GAAP *	$6.1	$5.7	$0.10

* Differences due to rounding

The number of shares used in computing diluted earnings per share for the fourth quarter of 2021 was 58.6 million.

Backlog, which represents the next 24 months of actual purchase orders with firm delivery dates or contract requirements, was $1.9 billion, down as expected compared to the prior year period and on a sequential basis due to divestitures, sunsetting programs and recent production rate reductions, but partially offset by military program increases in Systems & Support.

For the fourth quarter of fiscal year 2021, cash flow provided by operations was $22.8 million, reflecting improved working capital and operating margins and which included liquidation of approximately $10.0 million in prior period advances against current period deliveries.

Outlook

Due to the uncertainty around the impacts of business disruptions related to the COVID-19 pandemic on the global market and general economic conditions, the Company is not providing financial guidance for its fiscal year ending March 31, 2022 at this time.

Conference Call

Triumph will hold a conference call today, May 20th, at 8:30 a.m. (ET) to discuss the fourth quarter of fiscal year 2021 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com.  A slide presentation will be included with the audio portion of the webcast, and the presentation has been posted on the Company’s website at http://ir.triumphgroup.com/QuarterlyResults. An audio replay will be available from May 20th to May 27th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #5669003.

About Triumph

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings.  All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2020.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for our products, which could result in a material adverse effect on our business, financial conditions and results of operations.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

	Three Months Ended		Year Ended
	March 31,		March 31,
CONDENSED STATEMENTS OF OPERATIONS	2021	2020	2021	2020
Net sales	$466,833	$693,110	$1,869,719	$2,900,117
Cost of sales (excluding depreciation shown below)	359,598	556,642	1,476,266	2,307,393
Selling, general & administrative	53,773	63,017	215,962	257,529
Depreciation & amortization	20,515	34,056	93,334	138,168
Impairment of long-lived assets and goodwill	—	66,121	252,382	66,121
Restructuring costs	20,477	11,850	53,224	25,340
Legal judgment gain, net of expenses	—	—	—	(9,257)
Loss on sale of assets and businesses, net	58,682	1,726	104,702	56,916
Operating (loss) income	(46,212)	(40,302)	(326,151)	57,907
Interest expense and other, net	39,053	26,060	171,397	122,129
Non-service defined benefit (income) expense	(12,244)	15,438	(49,519)	(40,587)
Income tax expense (benefit)	498	(6,679)	2,881	5,798
Net loss	$(73,519)	$(75,121)	$(450,910)	$(29,433)
Loss per share - basic:
Net loss	$(1.27)	$(1.51)	$(8.55)	$(0.58)
Weighted average common shares outstanding - basic	57,920	49,774	52,739	50,494
Loss per share - diluted:
Net loss	$(1.27)	$(1.51)	$(8.55)	$(0.58)
Weighted average common shares outstanding - diluted	57,920	49,774	52,739	50,494
Dividends declared and paid per common share	$—	$0.04	$—	$0.16

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

BALANCE SHEETS	Unaudited March 31, 2021	Audited March 31, 2020
Assets
Cash and cash equivalents	$589,882	$485,463
Accounts receivable, net	194,066	359,487
Contract assets	134,638	244,417
Inventory, net	400,366	452,976
Prepaid and other current assets	19,206	19,289
Assets held for sale	216,276	—
Current assets	1,554,434	1,561,632
Property and equipment, net	211,369	418,141
Goodwill	521,638	513,527
Intangible assets, net	102,453	381,968
Other, net	61,041	105,065
Total assets	$2,450,935	$2,980,333
Liabilities & Stockholders' Deficit
Current portion of long-term debt	$5,247	$7,336
Accounts payable	179,473	457,694
Contract liabilities	204,379	295,320
Accrued expenses	271,160	227,403
Liabilities related to assets held for sale	58,108	—
Current liabilities	718,367	987,753
Long-term debt, less current portion	1,952,296	1,800,171
Accrued pension and post-retirement benefits, noncurrent	384,256	660,065
Deferred income taxes, noncurrent	7,491	7,439
Other noncurrent liabilities	207,378	306,169
Stockholders' Deficit:
Common stock, $.001 par value, 100,000,000 shares authorized, 64,488,674 and 52,460,920 shares issued	64	52
Capital in excess of par value	978,272	804,830
Treasury stock, at cost, 303,673 and 602,831 shares	(12,606)	(36,217)
Accumulated other comprehensive loss	(530,192)	(746,448)
Accumulated deficit	(1,254,391)	(803,481)
Total stockholders' deficit	(818,853)	(781,264)
Total liabilities and stockholders' deficit	$2,450,935	$2,980,333

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except share data)

	Fiscal Year Ended March 31
	2021	2020
Operating Activities
Net loss	$(450,910)	$(29,433)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	93,334	138,168
Impairment of long-lived assets	252,382	66,121
Amortization of acquired contract liability	(38,564)	(75,286)
Loss on sale of assets and businesses	104,702	56,916
Curtailments and special termination benefits gain, net	—	14,293
Other amortization included in interest expense	23,759	11,157
Provision for credit losses	4,853	1,554
(Benefit) provision for deferred income taxes	(176)	2,823
Share-based compensation	12,701	11,062
Changes in other assets and liabilities, excluding the effects of acquisitions and divestitures:
Trade and other receivables	126,294	5,001
Contract assets	46,841	50,440
Inventories	35,412	(48,802)
Prepaid expenses and other current assets	(310)	16,376
Accounts payable, accrued expenses, and contract liabilities	(330,992)	(61,338)
Accrued pension and other postretirement benefits	(51,692)	(66,519)
Other, net	(753)	4,133
Net cash (used in) provided by operating activities	(173,119)	96,666
Investing Activities
Capital expenditures	(25,178)	(39,834)
Proceeds from sale of assets and businesses	15,888	47,229
Net cash (used in) provided by investing activities	(9,290)	7,395
Financing Activities
Net (decrease) increase in revolving credit facility	(400,000)	185,000
Proceeds from issuance of long-term debt	713,900	585,580
Retirement of debt and finance lease obligations	(160,035)	(449,650)
Payment of deferred financing costs	(20,716)	(17,718)
Sales of common stock	145,383	—
Dividends paid	—	(8,078)
Repurchase of restricted shares for minimum tax obligations	(1,285)	(1,442)
Net cash provided by financing activities	277,247	293,692
Effect of exchange rate changes on cash	9,581	(5,097)
Net change in cash and cash equivalents	104,419	392,656
Cash and cash equivalents at beginning of period	485,463	92,807
Cash and cash equivalents at end of period	$589,882	$485,463

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

	Three Months Ended		Year Ended
	March 31,		March 31,
SEGMENT DATA	2021	2020	2021	2020
Net sales:
Systems & Support	$301,823	$352,066	$1,060,001	$1,357,564
Aerospace Structures	165,306	345,158	814,371	1,555,887
Elimination of inter-segment sales	(296)	(4,114)	(4,653)	(13,334)
	$466,833	$693,110	$1,869,719	$2,900,117
Operating (loss) income:
Systems & Support	$39,484	$(22,478)	$113,517	$141,341
Aerospace Structures	(13,515)	(2,066)	(267,702)	41,864
Corporate	(68,566)	(12,941)	(159,265)	(114,236)
Share-based compensation expense	(3,615)	(2,817)	(12,701)	(11,062)
	$(46,212)	$(40,302)	$(326,151)	$57,907
Operating margin %
Systems & Support	13.1%	(6.4%)	10.7%	10.4%
Aerospace Structures	(8.2%)	(0.6%)	(32.9%)	2.7%
Consolidated	(9.9%)	(5.8%)	(17.4%)	2.0%

Depreciation and amortization^:
Systems & Support	$8,719	$74,184	$33,549	$98,497
Aerospace Structures	10,989	25,153	308,708	102,418
Corporate	807	840	3,459	3,374
	$20,515	$100,177	$345,716	$204,289
Amortization of acquired contract liabilities:
Systems & Support	$(3,493)	$(8,360)	$(15,062)	$(34,486)
Aerospace Structures	(54)	(10,772)	(23,502)	(40,800)
	$(3,547)	$(19,132)	$(38,564)	$(75,286)
Capital expenditures:
Systems & Support	$3,420	$4,786	$15,239	$17,141
Aerospace Structures	2,541	7,276	8,909	21,191
Corporate	229	522	1,030	1,502
	$6,190	$12,584	$25,178	$39,834
^ includes goodwill & long-lived asset impairment charges

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the “SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA and Adjusted EBITDAP, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and special termination benefits, legal settlements, depreciation and amortization and Adjusted EBITDA, less pension & other postretirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated and Adjusted EBITDAP an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measure and as such we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP.  Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA and Adjusted EBITDAP.

Adjusted EBITDA and Adjusted EBITDAP is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business.  We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses.  Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization.  Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA and Adjusted EBITDAP helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted EBITDAP to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•

Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units.  We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Non-service defined benefit income (inclusive of the adoption of ASU 2017-07 and certain pension related transactions such as curtailments, settlements, early retirement or other incentives) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits.  We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.

•

Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•

Amortization expense and nonrecurring asset impairments (including goodwill, intangible asset impairments, and nonrecurring rotable inventory impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of tradenames, product rights, licenses, or, in the case of goodwill, other assets that are not individually identified and separately recognized under U.S. GAAP, or, in the case of nonrecurring asset impairments, the impact of unusual and nonrecurring events affecting the estimated recoverability of existing assets. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure,

•

Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•

The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•

Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Year Ended
	March 31,		March 31,
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (Adjusted EBITDAP):	2021	2020	2021	2020
Net loss	$(73,519)	$(75,121)	$(450,910)	$(29,433)
Add-back:
Income tax expense (benefit)	498	(6,679)	2,881	5,798
Interest expense and other, net	39,053	26,060	171,397	122,129
Settlements, curtailments & special termination, net	—	28,666	—	14,293
Union incentives	—	—	—	7,071
Loss on sales of assets and businesses, net	58,682	1,726	104,702	56,916
Impairment of rotable inventory	—	—	23,689	—
Legal judgment gain, net of expenses	—	—	—	(9,257)
Amortization of acquired contract liabilities	(3,547)	(19,132)	(38,564)	(75,286)
Depreciation and amortization ^	20,515	100,177	345,716	204,289
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$41,682	$55,697	$158,911	$296,520
Non-service defined benefit income (excluding settlements)	(12,244)	(13,228)	(49,519)	(54,880)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$29,438	$42,469	$109,392	$241,640
Net sales	$466,833	$693,110	$1,869,719	$2,900,117
Net loss margin	(15.7%)	(10.8%)	(24.1%)	(1.0%)
Adjusted EBITDAP margin	6.4%	6.3%	6.0%	8.6%
^ includes goodwill & long-lived asset impairment charges

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(73,519)
Add-back:
Non-service defined benefit income	(12,244)
Income tax expense	498
Interest expense and other, net	39,053
Operating income (loss)	$(46,212)	$39,484	$(13,515)	$(72,181)
Loss on sales of assets & businesses, net	58,682	—	—	58,682
Amortization of acquired contract liabilities	(3,547)	(3,493)	(54)	—
Depreciation and amortization	20,515	8,719	10,989	807
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$29,438	$44,710	$(2,580)	$(12,692)
Net sales	$466,833	$301,823	$165,306	$(296)
Adjusted EBITDAP margin	6.4%	15.0%	(1.6%)	n/a

	Year Ended March 31, 2021
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(450,910)
Add-back:
Non-service defined benefit income	(49,519)
Income tax expense	2,881
Interest expense and other, net	171,397
Operating income (loss)	$(326,151)	$113,517	$(267,702)	$(171,966)
Loss on sales of assets & businesses, net	104,702	—	—	104,702
Amortization of acquired contract liabilities	(38,564)	(15,062)	(23,502)	—
Impairment of rotable inventory	23,689	23,689	—	—
Depreciation and amortization ^	345,716	33,549	308,708	3,459
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$109,392	$155,693	$17,504	$(63,805)
Net sales	$1,869,719	$1,060,001	$814,371	$(4,653)
Adjusted EBITDAP margin	6.0%	14.9%	2.2%	n/a
^ includes long-lived asset impairment charge in the first quarter of fiscal 2021

*Operating loss at Corporate includes share-based compensation expense.

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(75,121)
Add-back:
Non-service defined benefit expense	15,438
Income tax benefit	(6,679)
Interest expense and other, net	26,060
Operating loss	$(40,302)	$(22,478)	$(2,066)	$(15,758)
Loss on sales of assets & businesses, net	1,726	—	—	1,726
Amortization of acquired contract liabilities	(19,132)	(8,360)	(10,772)	—
Depreciation and amortization ^	100,177	74,184	25,153	840
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$42,469	$43,346	$12,315	$(13,192)
Net sales	$693,110	$352,066	$345,158	$(4,114)
Adjusted EBITDAP margin	6.3%	12.6%	3.7%	n/a
^ includes goodwill impairment charges

	Year Ended March 31, 2020
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation, Amortization, and Pension (EBITDAP):	Total	Systems & Support	Aerospace Structures	Corporate/ Eliminations*
Net loss	$(29,433)
Add-back:
Non-service defined benefit income	(40,587)
Income tax expense	5,798
Interest expense and other, net	122,129
Operating income (loss)	$57,907	$141,341	$41,864	$(125,298)
Loss (gain) on sales of assets & businesses, net	56,916	—	(10,121)	67,037
Legal judgment gain, net of expenses	(9,257)	—	—	(9,257)
Union represented employee incentives	7,071	—	7,071
Amortization of acquired contract liabilities	(75,286)	(34,486)	(40,800)	—
Depreciation and amortization ^	204,289	98,497	102,418	3,374
Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$241,640	$205,352	$100,432	$(64,144)
Net sales	$2,900,117	$1,357,564	$1,555,887	$(13,334)
Adjusted EBITDAP margin	8.6%	15.5%	6.6%	n/a
^ includes goodwill impairment charges

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP.  The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended March 31, 2021
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(73,021)	$(73,519)	$(1.27)
Adjustments:
Loss on sale of assets and businesses, net	58,682	58,682	1.00
Restructuring costs	20,477	20,477	0.35
Adjusted income from continuing operations - non-GAAP*	$6,138	$5,640	$0.10

* Differences due to rounding

	Year Ended March 31, 2021
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(448,029)	$(450,910)	$(8.55)
Adjustments:
Loss on sale of assets and businesses, net	104,702	104,702	1.99
Impairment of long-lived assets	252,382	252,382	4.79
Impairment of rotable assets	23,689	23,689	0.45
Restructuring costs	53,224	53,224	1.01
Refinancing cost	15,305	15,305	0.29
Adjusted income from continuing operations - non-GAAP*	$1,273	$(1,608)	$(0.03)

* Differences due to rounding

	Three Months Ended March 31, 2020
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(81,800)	$(75,121)	$(1.44)
Adjustments:
Loss on sale of assets and businesses, net	1,726	1,726	0.03
Settlements, curtailments, & special termination, net	28,666	28,666	0.55
Goodwill impairment	66,121	66,121	1.27
Restructuring costs	11,850	11,850	0.23
CARES Act tax adjustment	—	2,747	0.05
Adjusted income from continuing operations - non-GAAP	$26,563	$35,989	0.69

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Year Ended March 31, 2020
	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(23,635)	$(29,433)	$(0.58)
Adjustments:
Loss on sale of assets and businesses, net	56,916	56,916	1.12
Settlements, curtailments, & special termination, net	14,293	14,293	0.28
Goodwill impairment	66,121	66,121	1.30
Legal settlement gain, net of expenses	(9,257)	(9,257)	(0.18)
Union incentives	7,071	7,071	0.14
Restructuring costs	25,340	25,340	0.50
Refinancing costs	3,030	3,030	0.06
CARES Act tax adjustment	—	2,747	0.05
Adjusted income from continuing operations - non-GAAP	$139,879	$136,828	$2.69

Adjusted Operating Income is defined as GAAP Operating Income, less expenses/gains associated with the Company's transformation, such as restructuring expenses, gains/losses on divestitures, impairments of goodwill and other assets. Management believes that this is useful in evaluating operating performance, but this measure should not be used in isolation. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
Operating (loss) income - GAAP	$(46,212)	$(40,302)	$(326,151)	$57,907
Adjustments:
Loss on sale of assets and businesses, net	58,682	1,726	104,702	56,916
Impairment of long-lived assets and goodwill	—	66,121	252,382	66,121
Impairment of rotable inventory	—	—	23,689	—
Restructuring costs	20,477	11,850	53,224	25,340
Legal judgment gain, net of expenses	—	—	—	(9,257)
Union incentives	—	—	—	7,071
Adjusted operating income - non-GAAP	$32,947	$39,395	$107,846	$204,098

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2021	2020	2021	2020
Cash provided by (used in) operating activities	$22,752	$57,378	$(173,119)	$96,666
Less:
Capital expenditures	(6,190)	(12,584)	(25,178)	(39,834)
Free cash flow (use)	$16,562	$44,794	$(198,297)	$56,832